Exhibit 10.1

PURCHASE AGREEMENT

dated July 15, 2019

between

AQUESTIVE THERAPEUTICS, INC.

and

THE PURCHASER NAMED HEREIN

$70,000,000 12.5% SENIOR SECURED NOTES DUE 2025
AND
WARRANTS FOR 2,000,000 SHARES OF COMMON STOCK

Table of Contents

		Page
ARTICLE I
INTRODUCTORY

Section 1.1	Introductory	1

ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1	Rules of Construction and Defined Terms	1

ARTICLE III
SALE AND PURCHASE OF NOTES AND WARRANTS; CLOSING; ALLOCATION OF PURCHASE PRICE

Section 3.1	Sale and Purchase of Notes and Warrants; Closing	1
Section 3.2	Allocation of Purchase Price	3

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

Section 4.1	Purchase for Investment and Restrictions on Resales	3
Section 4.2	Purchaser Status	4
Section 4.3	Source of Funds; ERISA Matters	4
Section 4.4	Due Diligence	6
Section 4.5	Enforceability of this Purchase Agreement	6
Section 4.6	Tax Matters	6
Section 4.7	Reliance for Opinions	7

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 5.1	Securities Laws	7
Section 5.2	Investment Company Act Matters	8
Section 5.3	Use of Proceeds; Margin Regulations	8
Section 5.4	Exchange Act Documents	8
Section 5.5	Financial Statements	8
Section 5.6	Organization; Power; Authorization; Enforceability	8
Section 5.7	Organizational Information and Equity Interests	9
Section 5.8	Common Stock	9
Section 5.9	Dilutive Securities	9
Section 5.10	Governmental and Third Party Authorizations	9
Section 5.11	No Conflicts	10
Section 5.12	No Violation or Default	10
Section 5.13	No Material Adverse Change	10

i

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

Section 8.1	Survival of Certain Provisions	24

ARTICLE IX
NOTICES

Section 9.1	Notices	24

ARTICLE X
SUCCESSORS AND ASSIGNS

Section 10.1	Successors and Assigns	25

ARTICLE XI
SEVERABILITY

Section 11.1	Severability	25

ARTICLE XII
WAIVER OF JURY TRIAL

Section 12.1	WAIVER OF JURY TRIAL	25

ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1	Governing Law; Consent to Jurisdiction	25

ARTICLE XIV
COUNTERPARTS

Section 14.1	Counterparts	25

ARTICLE XV
TABLE OF CONTENTS AND HEADINGS

Section 15.1	Table of Contents and Headings	26

ARTICLE XVI
TAX DISCLOSURE

Section 16.1	Tax Disclosure	26

Annex A	Rules of Construction and Defined Terms
Exhibit A	Form of Warrant
Schedule 1	Purchaser
Schedule 5.9	Dilutive Securities
Schedule 5.10	Governmental and Third Party Authorizations
Schedule 5.21	Intellectual Property
Schedule 5.30	Permits

PURCHASE AGREEMENT

July 15, 2019

To the Purchaser named in Schedule 1

Ladies and Gentlemen:

Aquestive Therapeutics, Inc., a Delaware corporation (the “Issuer”), hereby covenants and agrees with you as follows:

ARTICLE I
INTRODUCTORY

Section 1.1         Introductory. The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser named in Schedule 1 (the “Purchaser”) and to the Other Purchasers $70,000,000 in aggregate principal amount of the Issuer’s 12.5% Senior Secured Notes due 2025 and the Warrants. The principal amount of Notes to be purchased by the Purchaser pursuant to this Purchase Agreement, and the number of shares of the Issuer’s Common Stock that may be purchased pursuant to the related Warrants, are set forth opposite the Purchaser’s name in Schedule 1. The Notes to be sold to the Purchaser and the Other Purchasers are to be issued on the Closing Date pursuant to, and subject to the terms and conditions of, the Indenture.

The Notes and the Warrants will be offered and sold to the Purchaser and the Other Purchasers (collectively, the “Purchasers”) in transactions exempt from the registration requirements of the Securities Act.

ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1          Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Purchase Agreement and are hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement. Capitalized terms used but not otherwise defined in this Purchase Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement.

ARTICLE III
SALE AND PURCHASE OF NOTES AND WARRANTS; CLOSING; ALLOCATION OF PURCHASE PRICE

Section 3.1          Sale and Purchase of Notes and Warrants; Closing.

(a)        On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Purchase Agreement and the Indenture, the Issuer will issue and sell to the Purchaser, and the Purchaser will purchase, on the Closing Date, the principal amount of Notes, and a Warrant to purchase the number of shares of Common Stock of the Issuer, set forth opposite the Purchaser’s name in Schedule 1.

(b)          The Purchaser will purchase the principal amount of Notes, and a Warrant to purchase the number of shares of Common Stock of the Issuer, set forth in Schedule 1 on the Closing Date at a purchase price equal to 100% of the principal amount of such Notes (the “Price”). Contemporaneously with entering into this Purchase Agreement, the Issuer is entering into separate purchase agreements (the “Other Agreements”) substantially identical to this Purchase Agreement with other purchasers (the “Other Purchasers”), providing for the sale on the Closing Date to each of the Other Purchasers of the Notes in the principal amount specified opposite its name in Schedule 1 to such Other Agreement, and Warrants to purchase the number of shares of Common Stock of the Issuer specified opposite its name in Schedule 1 to such Other Agreement, at a purchase price equal to 100% of the principal amount of such Notes (the purchase prices to be paid pursuant to such Other Agreements are collectively referred to, together with the Price, as the “Purchase Price”). The Issuer shall not be obligated to deliver, and the Purchaser shall not be required to purchase, any of the Notes or the Warrants except upon delivery of and payment for all the Notes and the Warrants to be purchased by the Other Purchasers under the Purchase Agreements on the Closing Date and subject to the satisfaction or waiver of the respective terms and conditions hereunder and thereunder.

(c)          On the Closing Date, the Issuer will deliver one or more Global Securities for the account of DTC, as well as any Definitive Securities to the relevant Purchasers, evidencing the aggregate principal amount of Notes to be acquired by all Purchasers pursuant to the Purchase Agreements on the Closing Date against payment by each such Purchaser of its respective portion of the aggregate Purchase Price for its beneficial interest therein by wire transfer of immediately available funds to the Trustee Closing Account. On the Closing Date, the Issuer will deliver to each Purchaser a Warrant dated the Closing Date and registered in the name of such Purchaser, evidencing the right of such Purchaser to purchase the number of shares of the Issuer’s Common Stock set forth opposite such Purchaser’s name in Schedule 1. The Issuer shall cause the Trustee to hold all such funds received in the Trustee Closing Account in trust for the Purchasers pending completion of the closing of the transactions contemplated by the Purchase Agreements. Upon receipt by the Trustee of the Purchase Price and the satisfaction of the conditions to closing set forth in Article VI, the Issuer shall cause the Trustee to disburse the Purchase Price in accordance with written instructions provided by the Issuer to the Trustee.

(d)        If the aggregate Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by the Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Closing Date, then each Purchaser that has paid its respective portion of the aggregate Purchase Price shall have the right to instruct the Trustee in writing at or after 3:30 p.m. (New York City time) on the Closing Date to return, and the Issuer shall cause the Trustee to return, such portion of the Purchase Price to the Purchaser prior to the close of business on the Closing Date or as soon thereafter as reasonably practicable, in which case the Purchaser shall, at its election, be relieved of all obligations (other than confidentiality obligations) under this Purchase Agreement.

Section 3.2          Allocation of Purchase Price. The Issuer and the Purchaser hereby acknowledge and agree that the Notes and the Warrant to be issued by the Issuer to the Purchaser on the Closing Date will constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. In accordance with Section 1273(b)(2) of the Code and Section 1273(c)(2)(A) of the Code, the issue price of the investment unit will be 100% of the principal amount of such Notes. Allocating that issue price among such Notes and such Warrant based on their relative fair market values, as required by Section 1273(c)(2)(B) of the Code and U.S. Treasury Regulations Section 1.1273-2(h)(1), results in (a) such Notes having an issue price of 90.56% of the principal amount of such Notes and (b) such Warrant having an issue price of 9.44% of the principal amount of such Notes. The Issuer and the Purchaser agree to prepare their respective U.S. federal income tax returns, including statements and reports related thereto, as the case may be, in a manner consistent with the foregoing agreement, to the extent such returns, statements and reports are required to be filed.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

The Purchaser agrees and acknowledges that (a) the Issuer and counsel to the Issuer may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in this Article IV and (b) the Placement Agent may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in Sections 4.1, 4.2 and 4.4.

Section 4.1          Purchase for Investment and Restrictions on Resales. The Purchaser:

(a)          acknowledges that (i) none of the Notes or the Warrant have been or will be registered under the Securities Act or the Laws of any U.S. state or other jurisdiction relating to securities matters and (ii) neither the Notes nor the Warrant may be offered, sold, pledged or otherwise transferred except as set forth in the Transaction Documents and the legend regarding transfers on the Notes;

(b)         agrees that, if it should resell or otherwise transfer the Notes or the Warrant, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act, the Laws of any applicable state or other jurisdiction relating to securities matters and in accordance with the restrictions and requirements of the provisions of the Transaction Documents and the legend regarding transfers on the Notes and only to a Person whom it reasonably believes, at the time any buy order for such Notes or Warrant is originated, is (i) the Issuer or a Subsidiary of the Issuer, (ii) for so long as such Notes or Warrant are eligible for resale pursuant to Rule 144A, a QIB that purchases for its own account or for the account of a QIB, to which notice is given that the transfer is being made in reliance on Rule 144A, (iii) a Person outside the United States in an offshore transaction in compliance with Rule 903 or 904 of Regulation S (if available) or (iv) an Accredited Investor that is purchasing such Notes or Warrant for its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in each case unless consented to by the Issuer in writing;

(c)          acknowledges and agrees that, as a condition to the transfer of any Notes or the Warrant, each transferee of such Notes or Warrant shall be deemed to have given, and may be required expressly to give, the assurances set forth in Section 4.3 as to itself;

(d)        acknowledges the restrictions and requirements contained in the Transaction Documents applicable to transfers of the Notes and the Warrant and the legend regarding transfers on the Notes and agrees that it will only offer or sell the Notes and the Warrant in accordance with such restrictions and requirements; and

(e)         represents that it is purchasing the Notes and the Warrant for investment purposes and not with a view toward resale or distribution thereof in contravention of the requirements of the Securities Act; provided, however, that the Purchaser reserves the right to resell or otherwise transfer the Notes and the Warrant at any time in compliance with this Section 4.1 and in accordance with its investment objectives.

Section 4.2         Purchaser Status. The Purchaser represents and warrants that, as of the date hereof, (a) if it is purchasing a Rule 144A Global Security or would purchase a Rule 144A Global Security except that it cannot or opts not to hold a beneficial interest in a Global Security, it is a QIB and is purchasing the Notes and the Warrant for its own account or for the account of a QIB, (b) if it is purchasing a Regulation S Global Security or would purchase a Regulation S Global Security except that it cannot or opts not to hold a beneficial interest in a Global Security, it is a Person outside the United States purchasing the Notes and the Warrant in an offshore transaction in compliance with Regulation S or (c) if neither clause (a) nor clause (b) is applicable, it is an Accredited Investor.

Section 4.3          Source of Funds; ERISA Matters.

(a)         The Purchaser represents, warrants and covenants that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by the Purchaser to pay the purchase price of any Note or Warrant to be purchased by the Purchaser under the Transaction Documents and with respect to its holding of such Note or such Warrant:

(i)          the Source either (A) does not and will not include Plan Assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, or (B) includes and will include only assets that are not considered Plan Assets by reason of being held in a separate account of an insurance company that is maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to the plan and to any participant or beneficiary of the plan (including an annuitant) are not affected in any manner by the investment performance of the separate account;

(ii)         the Source is a governmental plan; or

(iii)        the Source does include Plan Assets of an employee benefit plan subject to ERISA, but the use of such Plan Assets to purchase and hold one or more Notes or Warrants will not constitute a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and one of the following applies:

(w)          (A) the Source is an “insurance company general account” within the meaning of PTE 95-60 (issued July 12, 1995, as subsequently amended), (B) there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Purchaser’s state of domicile, and (C) the purchase and holding of Notes or Warrants is exempt under the provisions of PTE 95-60;

(x)          (A) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (2) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991, as subsequently amended), (B) no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than ten percent (10%) of all assets allocated to such pooled separate account or collective investment fund and (C) the purchase and holding of Notes or Warrants is covered by either PTE 90-1 or PTE 91-38, as applicable;

(y)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), and the conditions of Part I of the QPAM Exemption are satisfied; or

(z)          the Source constitutes assets of a “plan(s)” (within the meaning of Part IV of PTE 96-23) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of PTE 96-23), and the conditions of Part I of PTE 96-23 are satisfied.

As used in this Section 4.3(a), the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(b)         The Purchaser represents, warrants and covenants that, if any Source to be used by the Purchaser to pay the purchase price of any Note or Warrant under the Transaction Documents consists of assets of a benefit plan that is not subject to ERISA, either (i) such benefit plan is not a governmental plan, non-U.S. plan (as described in Section 4(b) of ERISA), church plan or other plan subject to Law that is substantially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) its purchase and holding of Notes and the Warrant do not and will not constitute a violation of Similar Law.

Section 4.4          Due Diligence. The Purchaser acknowledges that, prior to the date of this Purchase Agreement, (a) it has made, either alone or together with its advisors, such separate and independent investigation of the Issuer and its business, financial condition, prospects and management as the Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Notes and the Warrant pursuant to the transactions contemplated by this Purchase Agreement, (b) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Notes and the Warrant pursuant to the transactions contemplated by this Purchase Agreement, (c) it understands the nature of the potential risks and potential rewards of the purchase of the Notes and the Warrant, (d) it is a sophisticated investor with investment experience and has the ability to bear complete loss of its investment, whether as a result of an Event of Default on the Notes or any insolvency, liquidation or winding up of the Issuer or otherwise, and (e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and the Warrant and can bear the economic risks of investing in the Notes and the Warrant for an indefinite period of time, including the complete loss of its investment. The Purchaser acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied in any respect on the Issuer or the Placement Agent for such advice. The Purchaser has had a reasonable time prior to the date of this Purchase Agreement to ask questions and receive answers concerning the Issuer and its business and the terms and conditions of the offering of the Notes and the Warrant and the transactions contemplated hereby and to obtain any additional information that the Issuer possesses or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities as to enable the Purchaser to understand and evaluate the risks of such investment and form an investment decision with respect thereto. Except for (i) the representations, warranties and covenants made by the Issuer in the Transaction Documents and (ii) the legal opinions provided to the Purchaser in connection with the transactions contemplated by the Transaction Documents, the Purchaser is relying on its own investigation and analysis in entering into the transactions contemplated hereby.

Section 4.5          Enforceability of this Purchase Agreement. This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legally binding and enforceable obligation of the Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.6          Tax Matters.

(a)          Except as otherwise required by Law, the Purchaser agrees to treat, and shall treat, the Notes as indebtedness of the Issuer for U.S. federal income tax purposes.

(b)         The Purchaser understands and acknowledges that, if Definitive Securities are issued, the Purchaser must provide the Issuer, the Trustee or any Paying Agent with the applicable U.S. federal income tax certifications (generally, on IRS Form W-9 (or successor applicable form) in the case of a Person that is a United States person (for purposes of this Section 4.6(b), within the meaning of Section 7701(a)(30) of the Code) or on an appropriate IRS Form W-8 (or successor applicable form) in the case of a Person that is not a United States person).

(c)         The Purchaser represents and warrants that (i) it has not relied upon the Issuer or the Placement Agent for any tax advice or disclosure of tax consequences arising from the purchase, ownership or disposition of the Notes and the Warrant and (ii) it has relied upon its own tax counsel or advisors with respect to any tax consequences arising from the purchase, ownership or disposition of the Notes and the Warrant.

Section 4.7          Reliance for Opinions. The Purchaser acknowledges and agrees that the Issuer and, for purposes of the opinions to be delivered to the Purchaser pursuant to Sections 6.1 and 6.2, counsel for the Issuer and counsel for the Purchasers, respectively, may rely, without any independent verification thereof, upon the accuracy of the representations and warranties of the Purchaser, and compliance by the Purchaser with its agreements, contained in Sections 4.1, 4.2 and 4.3, and the Purchaser hereby consents to such reliance.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to the Purchaser as of the date hereof as follows:

Section 5.1          Securities Laws.

(a)          No securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as the Notes or the Warrants have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof.

(b)         Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, neither the Issuer nor any affiliate (as defined in Rule 144 under the Securities Act) of the Issuer has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Warrants in a manner that would require the registration under the Securities Act of the Notes or the Warrants, (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Warrants (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) engaged in any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

(c)          Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, (i) the Indenture is not required to be qualified under the U.S. Trust Indenture Act of 1939, as amended, and (ii) no registration under the Securities Act of the Notes or the Warrants is required in connection with the sale thereof to the Purchasers as contemplated by the Transaction Documents.

Section 5.2         Investment Company Act Matters. After giving effect to the offering and sale of the Notes and the Warrants, the Issuer will not be required to register as an “investment company” or “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

Section 5.3         Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes or the Warrants under the Transaction Documents will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221). As used in this Section 5.3, the terms “margin stock” and “purpose of purchasing or carrying” shall have the meanings ascribed to them in said Regulation U.

Section 5.4          Exchange Act Documents. The documents filed by the Issuer with the Commission pursuant to the Exchange Act since December 31, 2018 (excluding any documents or portions thereof furnished to, rather than filed with, the Commission) (such documents, the “Exchange Act Documents”), when they were filed with the Commission, conformed as to form in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.5          Financial Statements. The financial statements included in the Exchange Act Documents, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Issuer as of the respective dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Issuer for the respective periods specified and have been prepared in all material respects in compliance with the requirements of the Exchange Act and in conformity with GAAP applied on a consistent basis during the periods covered thereby, except as may be expressly stated in the related notes thereto and, in the case of unaudited financial statements, subject to normal and recurring year-end adjustments that, if presented, would not differ materially from that included in the audited financial statements. The other financial and accounting data of the Issuer contained in the Exchange Act Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements or the books and records of the Issuer in all material respects.

Section 5.6          Organization; Power; Authorization; Enforceability. The Issuer has been duly organized, is legally existing and is in good standing under the Laws of the State of Delaware. The Issuer does not have any Subsidiaries except the following Immaterial Subsidiaries: Midasol Therapeutics, GP; and Midasol Therapeutics, LP. MSRX US, LLC has had its existence as a Delaware limited liability company canceled, and such entity did not at any point have any material assets, liabilities or operations. The Issuer is duly qualified as a foreign corporation (or other equivalent entity) in all jurisdictions in which the nature of its business or location of its properties require such qualifications, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The Issuer has the requisite corporate power and authority to own, lease or operate the properties and assets it purports to own, lease or operate, to carry on its business as presently conducted and to execute, deliver and perform its obligations under each Transaction Document except where the failure to have such power and authority to own, lease or operate such properties and assets and carry on such business would not reasonably be expected to have a Material Adverse Effect. Each Transaction Document entered into as of the date hereof has been duly authorized, executed and delivered by the Issuer and constitutes the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto, enforceable obligation of the Issuer (subject, in each case, to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights). Each Transaction Document to be entered into after the date hereof will be duly authorized, executed and delivered by the Issuer and will constitute the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto, enforceable obligation of the Issuer (subject, in each case, to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights).

Section 5.7          Organizational Information and Equity Interests. The Issuer’s principal place of business is Warren, New Jersey. The Issuer’s U.S. taxpayer identification number is 82-3827296. All of the outstanding Equity Interests in the Issuer have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable, free and clear of all Liens except Permitted Liens and the Liens created by the Security Documents.

Section 5.8          Common Stock. The shares of Common Stock of the Issuer to be issued upon the exercise of the Warrants have been reserved by the Issuer and, upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

Section 5.9         Dilutive Securities. Except as set forth in Schedule 5.9, (i) there are no outstanding rights (including pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of Capital Stock in the Issuer or any of its Subsidiaries and (ii) there is no contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of (A) any Capital Stock of the Issuer or any such Subsidiary, (B) any such convertible or exchangeable securities or (C) any such rights, warrants or options.

Section 5.10       Governmental and Third Party Authorizations. No consent, approval, authorization, license, registration, qualification or order of, or filing or declaration with, any Governmental Authority, any self-regulatory organization or any other non-governmental regulatory authority (including the Nasdaq Stock Market LLC) or approval of the shareholders of the Issuer or any other Person is required in connection with (a) the execution or delivery by the Issuer of any Transaction Document or the performance of obligations by the Issuer under any Transaction Document (including the issuance and sale of the Notes and the Warrants), (b) the transactions contemplated by the Transaction Documents, (c) the grant by the Issuer of the Liens granted or purported to be granted by it pursuant to the Security Documents or (d) the perfection of the Liens created under the Security Documents, other than (i) such consents, approvals, authorizations, licenses, registrations, qualifications, orders, filings, declarations and other actions as shall have been taken, given, made or obtained and are in full force and effect as of the Closing Date, in each case, as set forth in Schedule 5.10, (ii) any necessary filings under the securities or blue sky Laws of the various jurisdictions in which the Notes and the Warrants are being offered, (iii) the filing of financing statements under the UCC and recordings with the PTO and the filing of any other recordings (including in any applicable non-U.S. jurisdiction) required to perfect a security interest in the Notes Collateral and (iv) such consents, approvals, authorizations, licenses, registrations, qualifications, orders, filings, declarations and other actions, the failure of which to take, give, make or obtain would not reasonably be expected to have a Material Adverse Effect.

Section 5.11         No Conflicts. The execution, delivery and performance of each Transaction Document by the Issuer, the issuance and sale of the Notes and the Warrants and the consummation of the transactions contemplated by the Transaction Documents will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien on any property or assets of the Issuer pursuant to) (a) the certificate of incorporation or bylaws of the Issuer, (b) any indenture, mortgage, deed of trust, bank loan, credit agreement, other evidence of indebtedness, license, lease, contract or other agreement or instrument to which the Issuer is a party or by which it or its properties may be bound or affected, (c) any Law or (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the Nasdaq Stock Market LLC), except, in the case of clause (b), (c) or (d), where such conflict, breach, violation, default, event, right or Lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12        No Violation or Default. The Issuer is not in breach or violation of or in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (a) its certificate of incorporation or bylaws, (b) any indenture, mortgage, deed of trust, bank loan, credit agreement, other evidence of indebtedness, license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (c) any Law or (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the Nasdaq Stock Market LLC), except, in the case of clause (b), (c) or (d), where such breach, violation, default, event or right would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. On the Closing Date, no Event of Default on the Notes exists.

Section 5.13        No Material Adverse Change. Except as disclosed in the Exchange Act Documents, subsequent to the respective dates as of which information is given in the Exchange Act Documents, (a) there has not been any material change in the Capital Stock or long-term debt of the Issuer or any material adverse change, or any development that would be expected to result in a material adverse change, in or affecting the business, condition (financial or otherwise), results of operations, earnings, properties or prospects of the Issuer and its Subsidiaries taken as a whole, (b) the Issuer has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to the Transaction Documents and the transactions referred to herein and therein, (c) the Issuer has not and will not have paid or declared any dividends or other distributions of any kind on any class of its Capital Stock, (d) the Issuer has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any Governmental Authority and (e) the Issuer has not altered its method of accounting.

Section 5.14       Compliance with ERISA. The Issuer has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of ERISA. No plan maintained or contributed to by the Issuer that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Issuer to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance that would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (a) a determination letter has been issued by the IRS stating that such ERISA Plan and the attendant trust are qualified thereunder or (b) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Issuer has never completely or partially withdrawn from a “multiemployer plan”, as defined in Section 3(37) of ERISA.

Section 5.15        Tax Matters. The Issuer has filed all income and franchise tax returns and all other material tax returns required to be filed by it and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it (except for any such taxes, assessments, fines or penalties currently being contested in good faith and for which adequate reserves in accordance with GAAP are being maintained or in any case in which the failure to file or pay, individually or collectively, would not reasonably be expected to have a Material Adverse Effect). The Issuer has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 5.5 in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Issuer has not been finally determined. The Issuer is not aware of any material claims against it by any taxing authority in relation to the filing of tax returns or the payment of required taxes, assessments, fines or penalties.

Section 5.16       Legal Proceedings. Except as disclosed in the Exchange Act Documents, there are no actions, suits or proceedings pending or, to the Issuer’s knowledge, threatened against or affecting, the Issuer or any of its officers in their capacity as such before or by any Governmental Authority or the Financial Industry Regulatory Authority, Inc. or the Nasdaq Stock Market LLC, wherein an unfavorable ruling, decision or finding could reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Exchange Act Documents, the Issuer has not received any written notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, where such revocation or modification would reasonably be expected to result in a Material Adverse Effect. There are no pending investigations known to the Issuer involving the Issuer by any Governmental Authority having jurisdiction over the Issuer or its business or operations that would reasonably be expected to result in a Material Adverse Effect.

Section 5.17        Solvency. No step has been taken or is currently intended by the Issuer or, to the knowledge of the Issuer, any other Person for the winding-up, liquidation, dissolution or administration or for the appointment of a receiver or administrator of the Issuer for all or any of its properties or assets. Immediately after the issuance and sale of the Notes and the Warrants and the consummation of the other transactions contemplated by the Transaction Documents on the Closing Date, the Issuer will not be rendered insolvent within the meaning of 11 U.S.C. 101(32) or any other applicable insolvency Laws or, taken as a whole, be unable to pay its debts as they mature.

Section 5.18        Existing Indebtedness. The Exchange Act Documents disclose all of the following types of material third-party outstanding indebtedness of the Issuer as of the Closing Date: (a) indebtedness in respect of borrowed money; (b) any other obligation of the Issuer to be liable for, or to pay, as obligor, guarantor or otherwise, on the indebtedness for borrowed money of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (c) to the extent not otherwise included, indebtedness for borrowed money of another Person secured by a Lien on any asset owned by such Person (whether or not such indebtedness for borrowed money is assumed by such Person).

Section 5.19        Material Contracts. There is no document or agreement of a character required to be described in the Exchange Act Documents or to be filed as an exhibit to the Exchange Act Documents that is not described or filed as required. All Material Contracts are in full force and effect and constitute the valid, legally binding and (subject to general equitable principles and insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) enforceable obligation of the Issuer and, to the knowledge of the Issuer, all other parties thereto, except in each case as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuer, there are no oral waivers or modifications (or pending requests therefor) in respect of any Material Contract except as would not reasonably be expected to have a Material Adverse Effect. The Issuer is not in breach or default under or with respect to any Material Contract binding on it except where such breaches or defaults would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuer, no other Person party to any Material Contract is in default thereunder except where such default would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuer, no party to any Material Contract has given any notice of termination or breach of any Material Contract.

Section 5.20        Properties. The Issuer has good and marketable title to all properties and assets described in the Exchange Act Documents as being owned by it, free and clear of all Liens or restrictions other than Permitted Liens and the Liens created by the Security Documents, except as set forth in the Exchange Act Documents or those where the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Issuer, the Issuer has valid, subsisting and (subject to general equitable principles and insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) enforceable leases for the properties described in the Exchange Act Documents as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Issuer.

Section 5.21         Intellectual Property.

(a)        Except as disclosed in the Exchange Act Documents, the Issuer owns, has valid and enforceable licenses for or otherwise has adequate rights to use all technology (including patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, patents, trademarks, service marks, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs, technical data and information and all similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property”) that are material to its business as currently conducted or as proposed to be conducted, including the development, manufacture, operation and sale of any of the Issuer’s products or product candidates, as described in the Exchange Act Documents, except where the failure to own, license or otherwise have rights to such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Exchange Act Documents, the Intellectual Property of the Issuer has not been adjudged by a Governmental Authority of competent jurisdiction invalid or unenforceable in whole or in part, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Exchange Act Documents: (i) to the knowledge of the Issuer, there are no third parties who have, or will be able to establish, rights to any Intellectual Property owned by or licensed to the Issuer, except for, and to the extent of, the rights of any third parties that are licensors or licensees of such Intellectual Property as set forth in Schedule 5.21; (ii) to the Issuer’s knowledge, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property owned by, or licensed to, the Issuer; (iii) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others against the Issuer challenging the Issuer’s rights in or to any Intellectual Property owned by, or licensed to, the Issuer, and the Issuer is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others against the Issuer challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Issuer, and the Issuer is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others against the Issuer that (nor has the Issuer received any written claim from a third party that) the Issuer infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any intellectual property rights of others, and the Issuer is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; and (vi) the Issuer has complied with and there has been no breach or default by the Issuer under the terms of each agreement pursuant to which Intellectual Property has been licensed to the Issuer, and all such agreements are in full force and effect, except, in each case of clauses (i) through (vi), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Exchange Act Documents, the Issuer is not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof in connection with the conduct of its business or otherwise. No Immaterial Subsidiary owns or licenses any material Intellectual Property.

(b)         The Issuer owns, licenses or otherwise has the full exclusive right to use all material trademarks and trade names that are used in or reasonably necessary for the conduct of its business as described in the Exchange Act Documents, except where the failure to own, license or otherwise have rights to such trademarks and tradenames would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has not received any written notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. To the Issuer’s knowledge, the use of such trademarks and trade names in connection with the business and operations of the Issuer does not materially infringe on the rights of any Person. Except as set forth in the Exchange Act Documents, the Issuer is not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof in connection with the conduct of its business or otherwise.

(c)          The Issuer has taken reasonable security measures to protect the secrecy, confidentiality and value of all its Intellectual Property in all material aspects, including complying with all material duty of disclosure requirements before the PTO and any other non-U.S. patent offices, as appropriate.

(d)         Schedule 5.21 contains a complete list of (i) all registered trademarks, copyrights and Patents that are owned by the Issuer, in each case that are reasonably necessary for the operation of the business of the Issuer as presently conducted, and (ii) all Patent license agreements granting exclusive rights to the Issuer to such licensed Patents.

(e)         The Issuer is the owner or holder of each new drug application or abbreviated new drug application set forth opposite its name in Schedule 5.21. Except as set forth in Schedule 5.21, the Issuer has not granted, assigned or licensed to any Person, directly or indirectly, any rights under any such new drug application or abbreviated new drug application. Schedule 5.21 sets forth the product that pertains to each such new drug application and abbreviated new drug application (and whether or not approval of any such drug application has been granted in any jurisdiction, and, if so, in which jurisdictions such approvals have been granted).

Section 5.22        Environmental Matters. Except in each case as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (a) the Issuer is and has been in compliance with, and is not subject to any pending or, to the knowledge of the Issuer, threatened costs or liability under, any and all applicable Laws (including common law), and applicable and binding judicial or administrative decisions or orders, relating to pollution, the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, the protection or restoration of the environment, human health and safety, noise or the protection of natural resources, including wildlife, migratory birds, eagles or endangered or threatened species or habitats (collectively, “Environmental Laws”) and, to the knowledge of the Issuer, no facts or circumstances currently exist that would reasonably be expected to result in such non-compliance, cost or liability, (b) to the knowledge of the Issuer, the Issuer does not own, occupy, operate, lease or use any real property contaminated with Hazardous Substances in violation of Environmental Laws and that would reasonably be expected to result in the Issuer incurring any liability, (c) the Issuer is not conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (d) to the knowledge of the Issuer, the Issuer is not subject to any pending or threatened liability for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (e) the Issuer is not subject to any written claim, action, suit, order, demand or notice by any Governmental Authority or Person alleging liability or violation relating to Environmental Laws or Hazardous Substances, (f) the Issuer has received and is in compliance with all, and has received no written claim of liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct its business, as currently conducted, and (g) to the knowledge of the Issuer, there are no new requirements applicable to the conduct of the Issuer’s business, as currently conducted, proposed for adoption or implementation under any Environmental Law. Except as set forth in the Exchange Act Documents, there are no judicial or administrative proceedings that are pending, or known to be contemplated, against the Issuer pursuant to any Environmental Laws by a Governmental Authority, other than such proceedings for which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. Except as set forth in the Exchange Act Documents, the Issuer has not incurred, and does not currently anticipate incurring, any costs or expenditures (including capital expenditures) required under or pursuant to Environmental Laws that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Issuer.

Section 5.23       Labor Matters. The Issuer is not involved in any labor dispute except where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of the Issuer, is any such dispute threatened. The Issuer is currently in compliance with all applicable Laws relating to employment and labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes.

Section 5.24        Insurance. The Issuer carries, or is covered by, insurance in such amounts and covering such risks as the Issuer believes are adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Issuer has no reason to believe that it will not be able to (a) renew its existing insurance coverage as and when such policies expire or (b) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. The Issuer has not been denied any insurance coverage that it has sought or for which it has applied.

Section 5.25        No Unlawful Payments. None of the Issuer, any of its directors or officers or, to the Issuer’s knowledge, any agent, employee or representative of the Issuer or its Affiliates or other Person associated with or acting on behalf of the Issuer has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (c) taken any action, directly or indirectly, that would result in a violation of any provision of the FCPA, the U.K. Bribery Act 2010, or any applicable Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption Laws, or (d) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Issuer and, to the knowledge of the Issuer, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption Laws.

Section 5.26        Compliance with Anti-Money Laundering Laws. The operations of the Issuer are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering Laws of all jurisdictions in which the Issuer conducts business (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Issuer with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

Section 5.27        Sanctions. None of the Issuer or any director or officer of the Issuer or, to the knowledge of the Issuer, any agent, employee or representative of the Issuer or any Affiliate or other Person associated with or acting on behalf of the Issuer is currently the subject or target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer located, organized or resident in a country or territory that is the subject or the target of Sanctions, including Cuba, Iran, North Korea, the Crimean region and Syria (each, a “Sanctioned Country”). The Issuer will not directly or indirectly use the proceeds of the offering of the Notes and the Warrants, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (b) to fund or facilitate any activities of or business in any Sanctioned Country or (c) in any other manner that will result in a violation by any Person (including any Person participating in the transaction contemplated hereby, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Issuer has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 5.28         Disclosure Controls. The Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (a) are designed to ensure that material information relating to the Issuer is made known to the Issuer’s principal executive officer and principal financial officer by others within the Issuer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (b) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Issuer’s most recent annual or quarterly report filed with the Commission and (c) are effective in all material respects to perform the functions for which they were established.

Section 5.29         Accounting Controls.

(a)         The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)         Since the end of the Issuer’s most recent audited fiscal year, there has been (i) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Issuer’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting. The Issuer is not aware of (x) any significant deficiency in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Issuer’s ability to record, process, summarize and report financial data or any material weaknesses in its internal controls, except as disclosed in the Exchange Act Documents, since the end of the Issuer’s most recent audited fiscal year or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal controls.

Section 5.30       Licenses and Permits. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Issuer holds, and is operating in compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any Governmental Authorities (including the FDA) required for the conduct of its business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect, and (b) the Issuer has fulfilled and performed all of its obligations with respect to the Permits, and, to the Issuer’s knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit, other than, in each case, the Permits set forth in Schedule 5.30. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other Governmental Authority relating to the Issuer, its business and its products, when submitted to the FDA or other Governmental Authority by or on behalf of the Issuer, were true, complete and correct in all material respects. Any necessary or required updates, changes, corrections or modifications to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA or other Governmental Authority, other than, in each case, the Permits set forth in Schedule 5.30. The Issuer has not received any written notification, correspondence or other written communication, including notification of any pending or, to the Issuer’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any Governmental Authority, including the FDA or the DEA, of potential or actual non-compliance by, or liability of, the Issuer under any Permits except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Issuer’s knowledge, no facts or circumstances currently exist that would reasonably be expected to give rise to any liability of the Issuer under any Permits except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.31        Clinical Trials. The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Issuer, on behalf of or sponsored by the Issuer, or in which the Issuer has participated, that are described in, or the results of which are referred to in, the Exchange Act Documents were and, if still pending, are being conducted in accordance with protocols filed with the appropriate regulatory authorities for each such study or trial, as the case may be, and with standard medical and scientific research standards and procedures, all applicable Laws (including those of the FDA and comparable regulatory agencies outside of the United States) to which they are subject and Good Clinical Practices and Good Laboratory Practices, except to the extent where failure to conduct such pre-clinical studies and clinical trials in such manner would not have a Material Adverse Effect. Each description of the results of such studies and trials contained in the Exchange Act Documents is accurate and complete in all material respects and fairly presents the data derived from such studies and trials, and the Issuer has no knowledge of any other studies or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Exchange Act Documents. The Issuer has not received any written notices, correspondence or other written communications from the FDA or any committee thereof or from any other U.S. or non-U.S. government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring or, to the Issuer’s knowledge, threatening the termination, suspension or modification of any clinical trials that are described or referred to in the Exchange Act Documents. The Issuer has operated at all times and currently is in compliance with all applicable Laws of the Regulatory Agencies except where such failure to operate or non-compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.32       Regulatory Filings. The Issuer has not failed to file with the Regulatory Agencies any required material filing, declaration, listing, registration, report or submission with respect to any products or product candidates that are described or referred to in the Exchange Act Documents or any other material filing required by any other applicable Regulatory Agency or other Governmental Authority. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Laws when filed. All such filings, declarations, listings, registrations, reports or submissions were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by subsequent submission). No material deficiencies regarding compliance with applicable Law have been asserted in writing by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

Section 5.33        Compliance with Certain Regulatory Matters. The Issuer, its directors and officers and, to the Issuer’s knowledge, its employees and agents have operated and currently are in compliance in all material respects with applicable Laws administered or enforced by the FDA, the DEA or any other Governmental Authority, including the Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), all criminal Laws relating to health care fraud and abuse, including 18 U.S.C. §§ 286 and 287, the exclusions law (42 U.S.C. § 1320a-7), the Laws of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs, and the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §17921 et seq.). The Issuer is not a party to, and does not have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any Governmental Authority. Neither the Issuer nor, to the knowledge of the Issuer, any of its directors, officers, employees or agents has been debarred, excluded or suspended from participation in or receiving payment from any U.S. federal, state or local government health care program or is subject to an audit, investigation, proceeding or other similar action by any Governmental Authority that could reasonably be expected to result in debarment, suspension or exclusion.

Section 5.34         Absence of Certain Regulatory Actions. Except as described in the Exchange Act Documents or as would not, individually or in the aggregate, have a Material Adverse Effect, the Issuer has not (a) had any product or manufacturing site (whether Issuer-owned or that of a contract manufacturer for Issuer products or product candidates) subject to a Governmental Authority (including the FDA) shutdown or import or export prohibition or (b) received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters”, “untitled letters”, requests to make changes to the Issuer products, processes or operations, or similar written correspondence or notice from the FDA or other Governmental Authority alleging or asserting material noncompliance with any applicable Laws. To the Issuer’s knowledge, neither the FDA nor any other Governmental Authority has threatened such action. The Issuer has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or other Governmental Authority alleging that any product operation or activity is in violation of any health care Laws, and, to the Issuer’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened, except where such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.35       Collateral Agreement. The representations and warranties of the Issuer in Article III of that certain collateral agreement, dated as of the Closing Date, among the Issuer, the other subsidiary parties from time to time party thereto, the Trustee and the Collateral Agent are true and correct in all material respects (except to the extent qualified by materiality, in which case such representation or warranty shall be true and correct in all respects).

ARTICLE VI
CONDITIONS TO CLOSING

The obligations of the Purchaser hereunder on the Closing Date are subject to the accuracy in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) of the representations and warranties of the Issuer contained herein as of the Closing Date, to the accuracy of the statements of the Issuer and its officers made in any certificates delivered pursuant hereto on the Closing Date, to the performance by the Issuer of its obligations hereunder as of the Closing Date and to the satisfaction or waiver by the Purchaser of each of the following additional terms and conditions applicable on the Closing Date:

Section 6.1          Issuer’s Counsel Opinion. Dechert LLP, counsel to the Issuer, shall have furnished to the Purchasers their opinion, addressed to the Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

Section 6.2          Purchasers’ Counsel Opinion. Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Purchasers, shall have furnished to the Purchasers their opinion, addressed to the Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

Section 6.3         Certification as to Purchase Agreement. The Issuer shall have furnished to the Purchasers a certificate, dated the Closing Date, of a Responsible Officer, stating that, as of the Closing Date, the representations and warranties of the Issuer in this Purchase Agreement are true and correct in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which are true and correct in all respects) and the Issuer has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Section 6.4          Authorizations. The Issuer shall have furnished to the Purchasers (a) a copy of the resolutions, consents or other documents, certified by a Responsible Officer of the Issuer, as of the Closing Date, duly authorizing the execution and delivery of, and performance of obligations under, the Transaction Documents and any other documents to be executed on or prior to the Closing Date by or on behalf of the Issuer in connection with the transactions contemplated hereby and thereby and the issuance and sale of the Notes and Warrants, and a certification that such resolutions, consents or other documents have not been modified, rescinded or amended and are in full force and effect, (b) certified copies of its organizational documents, (c) a certification by a Responsible Officer, as of the Closing Date, as to the incumbency and specimen signatures of each officer executing any Transaction Document or any other document delivered in connection herewith or therewith on behalf of the Issuer (together with a certification of another Responsible Officer as to incumbency and specimen signature of the first-mentioned Responsible Officer) and (d) a certificate of good standing of the Issuer as of a recent date from the Secretary of State of the State of Delaware.

Section 6.5          Offering of Notes and Warrants. The Placement Agent shall have delivered to the Issuer a certificate, dated on or about the Closing Date, as to the manner of the offering of the Notes and the Warrants and the number and character of the offerees contacted, which certificate shall state that the Placement Agent (a) did not solicit offers for, or offer, the Notes or the Warrants by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and did not engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S and (b) solicited offers for the Notes and the Warrants only from, and offered the Notes and the Warrants only to, (i) Persons that it reasonably believed were QIBs or, if any such Person was buying for one or more institutional accounts for which such Person was acting as fiduciary or agent, only when such Person reasonably believed that each such account was a QIB, (ii) to Persons that are not U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S if such offers were outside the United States and (iii) Accredited Investors, and shall further state that counsel to the Issuer and to the Purchasers may rely thereon in rendering their respective opinions to be delivered hereunder.

Section 6.6          CUSIP Numbers. S&P Global Market Intelligence’s CUSIP Global Services, as agent for the National Association of Insurance Commissioners, shall have issued CUSIP numbers and ISIN numbers for the Notes.

Section 6.7         Further Information. On or prior to the Closing Date, the Issuer shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request in connection with this Purchase Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including written evidence of the repayment in full of all indebtedness and any other obligations under that certain Credit Agreement and Guaranty dated as of August 16, 2016, as amended to date, between the Issuer (formerly MonoSol Rx, LLC), the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings, LP, as administrative agent and collateral agent, the termination of any guarantees of such indebtedness and other obligations and the release of all Liens securing such indebtedness and other obligations, as applicable).

Section 6.8          Consummation of Transactions. All of the transactions contemplated by the Transaction Documents to be completed on or before the Closing Date shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby, and the Purchaser shall have received executed copies of the Transaction Documents (which shall be in full force and effect).

Section 6.9          No Actions. No action shall have been taken and no Law shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the Warrants, and no injunction, restraining order or order of any other nature by any Governmental Authority of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance or sale of the Notes or the Warrants.

Section 6.10         Consents. The Purchasers shall have received copies of all consents, approvals, authorizations, orders, registrations and qualifications set forth in Schedule 5.10.

Section 6.11         Notes Collateral Requirements. The Collateral Agent shall have received:

(a)          to the extent required to be delivered under the Security Documents, all certificates, agreements or instruments representing or evidencing the Equity Interests of the Subsidiaries of the Issuer referred to in the Security Documents accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(b)          all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all chattel paper, all instruments, all deposit accounts and all investment property of the Issuer (to the extent required by any Transaction Document);

(c)          evidence of the filing of financing statements under the UCC, recordings with the PTO and other recordings (including in any applicable non-U.S. jurisdiction) required, necessary, appropriate or reasonably requested to be made to perfect a security interest in the Notes Collateral, including those specified in the Security Documents; and

(d)        certified copies of UCC, PTO, United States Copyright Office, tax, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or searches, each as of a recent date and listing all effective financing statements, lien notices or comparable documents that name the Issuer as debtor and that are filed in the jurisdiction in which the Issuer is organized or maintains its principal place of business and such other searches deemed necessary or appropriate, none of which encumber the Notes Collateral covered or intended to be covered in the Security Documents (except to the extent contemplated by the Security Documents).

Section 6.12        Insurance. The Collateral Agent shall have received evidence that all insurance required to be maintained pursuant to the Transaction Documents by the Issuer has been obtained and is in effect together with the certificates of insurance, naming the Collateral Agent, on behalf of the Noteholders, as an additional insured, loss payee and/or mortgagee, as the case may be, under all insurance policies maintained with respect to the properties and assets that constitute Notes Collateral.

Section 6.13         Warrants. On the Closing Date, the Issuer shall issue a Warrant to the Purchaser in the form attached as Exhibit A in respect of the number of shares of Common Stock of the Issuer set forth opposite the Purchaser’s name in Schedule 1.

ARTICLE VII
ADDITIONAL COVENANTS

Section 7.1          DTC. The Issuer will use reasonable best efforts to comply with the agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

Section 7.2         Expenses. The Issuer agrees to pay or cause to be paid from the proceeds of the issuance of the Notes and the Warrants all reasonable, documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, acting as special counsel to the Purchasers (the amount of any such payment of the reasonable, documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP (excluding such fees and expenses related to intellectual property work and opinions) not to exceed in the aggregate the amount set forth in paragraph 2 of the letter agreement dated February 25, 2019 between the Issuer and the Placement Agent (unless otherwise agreed to by the Issuer)), as well as up to $100,000 of the lead Purchaser’s expenses in respect of work performed by its outside legal counsel and in respect of intellectual property work performed by Pillsbury Winthrop Shaw Pittman LLP, acting as special counsel to the Purchasers, it being understood that the Issuer will not reimburse any other expenses of any Purchasers (including expenses of any other counsel).

Section 7.3          Confidentiality; Public Announcement.

(a)        Except as otherwise required by Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Issuer and except as otherwise set forth in this Section 7.3, the Issuer will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated Persons who receive such information to, treat and hold as confidential and not disclose to any Person any and all Confidential Information furnished to it by the Purchaser, as well as the information in Schedule 1, and to use any such Confidential Information and other information only in connection with this Purchase Agreement and any other Transaction Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Issuer may disclose such information solely on a need-to-know basis and solely to its directors, employees, officers, agents, brokers, advisors, lawyers, bankers, trustees, representatives, investors, co-investors, insurers, insurance brokers, underwriters and financing parties; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such Confidential Information and other information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein.

(b)          The Purchaser acknowledges that it will not, after the execution of this Purchase Agreement, make a public announcement or filing with respect to the transactions contemplated by the Transaction Documents or reference or describe such transactions in a public announcement or filing, without the Issuer’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). Except as required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Issuer, in no event shall the Purchaser’s name (in any variation) be used in any public announcement or filing, or in any type of mail or electronic distribution intended for an audience that is not solely limited to the Affiliates of the Issuer, without the Purchaser’s written consent.

(c)        Except as required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Issuer, neither the Issuer nor any of its Affiliates shall disclose to any Person, or use or include in any public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchaser, without the prior written consent of such shareholder, member, director or Affiliate.

Section 7.4          Right of First Offer. Upon each proposed issuance, if any, of Additional Securities, the Issuer will grant to the Purchaser the right to purchase an aggregate amount of such Additional Securities in an amount equal to the same proportion that the principal amount of Notes the Purchaser has purchased as set forth opposite its name in Schedule 1 bears to the aggregate principal amount of Notes issued on the Closing Date to the Purchaser and the Other Purchasers and at a purchase price specified by the Issuer (which purchase price shall not be more than the purchase price per Note being offered to other investors), with such right to purchase being exercised by the Purchaser by written notice to the Issuer no later than 15 days after being notified of such proposed issuance by the Issuer. To the extent that the Other Purchasers decline to exercise their right to purchase any Additional Securities (in whole or in part) pursuant to the Other Agreements, the Issuer will promptly notify the Purchaser (only if the Purchaser previously exercised its right to purchase previously available Additional Securities in full pursuant to the preceding sentence), in which case the Purchaser will have the right to purchase such remaining Additional Securities (subject to proportional reduction to the extent of the relative initial principal amount of Additional Securities purchased by Other Purchasers exercising the same right pursuant to the Other Agreements) on the same terms as any Additional Securities it previously exercised the right to purchase pursuant to the preceding sentence, with such right to purchase being exercised by the Purchaser by written notice to the Issuer no later than two days after being notified of the opportunity to purchase such remaining Additional Securities by the Issuer.

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

Section 8.1          Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this Purchase Agreement shall survive (a) the execution and delivery of this Purchase Agreement, the Notes and the Warrant and (b) the sale or transfer by any Purchaser of any Note or any Warrant or portion thereof or interest therein. All such provisions are binding upon and may be relied upon by any subsequent holder or beneficial owner of a Note or a Warrant, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder or beneficial owner of a Note or a Warrant. All statements contained in any certificate or other instrument delivered by or on behalf of either party hereto pursuant to this Purchase Agreement shall be deemed to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of either such party. The Transaction Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. Notwithstanding anything to the contrary elsewhere in this Purchase Agreement, neither party hereto shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided, that such limitation with respect to lost profits or otherwise shall not limit the Issuer’s right to recover contract damages in connection with the Purchaser’s failure to close in violation of this Purchase Agreement).

ARTICLE IX
NOTICES

Section 9.1           Notices. All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, overnight courier or telefax as follows:

(a)          if to the Purchaser, in accordance with Schedule 1; and

(b)          if to the Issuer, in accordance with Section 12.01 of the Indenture.

ARTICLE X
SUCCESSORS AND ASSIGNS

Section 10.1        Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees. So long as any of the Notes or the Warrant are outstanding, the Issuer may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser except as permitted in accordance with the Indenture and the Warrant, as applicable.

ARTICLE XI
SEVERABILITY

Section 11.1        Severability. Any provision of this Purchase Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XII
WAIVER OF JURY TRIAL

Section 12.1        WAIVER OF JURY TRIAL. THE PURCHASER AND THE ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PURCHASE AGREEMENT.

ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1      Governing Law; Consent to Jurisdiction. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties hereto hereby submit to the non-exclusive jurisdiction of the U.S. federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby.

ARTICLE XIV
COUNTERPARTS

Section 14.1        Counterparts. This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Purchase Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

ARTICLE XV
TABLE OF CONTENTS AND HEADINGS

Section 15.1        Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XVI
TAX DISCLOSURE

Section 16.1       Tax Disclosure. Notwithstanding anything expressed or implied to the contrary herein, the Purchaser, on the one hand, and the Issuer, on the other hand, and its respective employees, representatives and agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated by this Purchase Agreement and the agreements and instruments referred to herein and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure; provided, however, that neither such Person nor any employee, representative or other agent thereof shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any Law relating to U.S. federal or state securities matters. For these purposes, the tax treatment of the transactions contemplated by this Purchase Agreement and the agreements and instruments referred to herein means the purported or claimed U.S. federal or state tax treatment of such transactions. Moreover, the tax structure of the transactions contemplated by this Purchase Agreement and the agreements and instruments referred to herein includes any fact that may be relevant to understanding the purported or claimed U.S. federal or state tax treatment of such transactions.

{SIGNATURE PAGE FOLLOWS}

If the foregoing is in accordance with your understanding of this Purchase Agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between us and you in accordance with its terms.

Very truly yours,

AQUESTIVE THERAPEUTICS, INC.

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

[PURCHASER SIGNATURE PAGE]

{Signature Page to the Purchase Agreement}

ANNEX A
RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and each Transaction Document (or other document) to which this Annex A is attached:

(a)
A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP, unless any Transaction Document (or other document) otherwise provides.

(b)
Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Transaction Document (or other document) on a day that is not a Business Day, unless any Transaction Document (or other document) otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified.

(c)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)	The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)	The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)
Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Transaction Document (or other document)) and include any Annexes, Exhibits and Schedules attached thereto.

(g)	References to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h)
References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Transaction Document (or other document)), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j)
The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Transaction Document (or other document) shall refer to this Annex A or such Transaction Document (or other document) as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Transaction Document (or other document) unless otherwise specified.

Annex A-1

(k)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(l)
References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Transaction Document (or other document).

Annex A-2

“$” means lawful money of the United States.

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under the Securities Act that is not (i) a QIB or (ii) a Person other than a U.S. person (as defined in Regulation S) that acquires Notes or Warrants in reliance on Regulation S.

“Additional Securities” means the First Additional Securities and the Second Additional Securities (each as defined in the Indenture as of the date of the Purchase Agreements).

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or equivalent) of such Person, by contract or otherwise, and “controlled” has a meaning correlative thereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 5.26 of the Purchase Agreements.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions are authorized or required by Law to close in New York City or the city in which the Trustee’s corporate trust office is located.

“Capital Stock” means (a) in the case of a corporation, corporate stock or shares, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and membership rights, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case to the extent treated as equity in accordance with GAAP, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock whether or not such debt securities include any right of participation with Capital Stock.

“Closing Date” means the date hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Common Stock” means (i) the common stock, par value $0.001 per share, of the Issuer and (ii) any other Capital Stock into which such common stock is reclassified or reconstituted.

Annex A-3

“Confidential Information” means, as it relates to the Purchaser (or its Affiliates), all information (whether written or oral, or in electronic or other form) furnished before or after the date of this Purchase Agreement concerning the Purchaser or its Affiliates (including any of its equityholders), including any and all information regarding any aspect of the Purchaser’s business, including its owners, funds, strategy, market views, structure, investors or potential investors. Such Confidential Information includes any IRS Form W-9 or W-8BEN (or any similar type of form) provided by the Purchaser (or its Affiliates) to the Issuer or its Affiliates. Notwithstanding the foregoing definition, “Confidential Information” shall not include information that is (v) independently developed or discovered by the Issuer without use of or access to any information described in the second preceding sentence, as demonstrated by documentary evidence, (w) already in the public domain at the time the information is disclosed or has become part of the public domain after such disclosure through no breach of this Purchase Agreement, (x) lawfully obtainable from other sources, (y) required to be disclosed in any document to be filed with any Governmental Authority or otherwise required to be disclosed under applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or pursuant to requests from regulatory agencies having oversight over the Issuer or (z) required to be disclosed by court or administrative order or under securities Laws applicable to any party to this Purchase Agreement or pursuant to the rules and regulations of any stock exchange or stock market on which securities of the Issuer or its Affiliates or the Purchaser or its Affiliates may be listed for trading.

“DEA” means the U.S. Drug Enforcement Administration or any successor thereto.

“Definitive Security” has the meaning set forth in Appendix A to the Indenture as of the date of the Purchase Agreements.

“DTC” means The Depository Trust Company (including its nominees).

“Environmental Laws” has the meaning set forth in Section 5.22 of the Purchase Agreements.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership, distribution or profit interests or participations in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership, distribution or profit interests or participations in) such Person and all of the other ownership, distribution or profit interests or participations in such Person (including partnership, membership or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests or participations are outstanding on any date of determination.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” has the meaning set forth in Section 5.14 of the Purchase Agreements.

“Event of Default” has the meaning set forth in the Indenture as of the date of the Purchase Agreements.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

Annex A-4

“Exchange Act Documents” has the meaning set forth in Section 5.4 of the Purchase Agreements.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Security” has the meaning set forth in Appendix A to the Indenture as of the date of the Purchase Agreements.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Substances” means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (b) any other chemical, material or substance defined as toxic or hazardous or as a pollutant, contaminant or waste or words of similar import, or regulated or that can form the basis for liability, under Environmental Laws.

“Immaterial Subsidiaries” has the meaning set forth in the Indenture as of the date of the Purchase Agreements.

“Indenture” means that certain indenture for the Notes, dated as of the Closing Date, by and among the Issuer, the other subsidiary parties from time to time party thereto, the Trustee and the Collateral Agent.

“Intellectual Property” has the meaning set forth in Section 5.21(a) of the Purchase Agreements.

“IRS” means the U.S. Internal Revenue Service.

“Issuer” has the meaning set forth in the preamble to the Purchase Agreements.

“Laws” means, collectively, all applicable international, foreign, federal, state and local laws, statutes, treaties, rules, regulations, ordinances, judgments, orders, writs, injunctions, decrees, codes and administrative or judicial precedents or authorities, including the binding and enforceable interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and binding and enforceable agreements with, any Governmental Authority.

Annex A-5

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent Laws) of any jurisdiction); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Material Adverse Effect” means a material adverse effect (a) in or affecting the business, condition (financial or otherwise), results of operations, earnings, properties or prospects of the Issuer and its Subsidiaries taken as a whole or (b) on the ability of the Issuer to perform its obligations under the Transaction Documents.

“Material Contract” means a contract or other agreement that is required to be filed by the Issuer with the Commission pursuant to Item 601(b)(4), Item 601(b)(10) or Item 601(b)(99) of Regulation S-K as an exhibit to the Exchange Act Documents.

“Notes” means the 12.5% Senior Secured Notes due 2025 of the Issuer in the initial outstanding principal balance of $70,000,000 that are issued on the Closing Date pursuant to Section 2.01(b) of the Indenture and Section 3.1 of the Purchase Agreements.

“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents.

“Other Agreements” has the meaning set forth in Section 3.1(b) of the Purchase Agreements.

“Other Purchasers” has the meaning set forth in Section 3.1(b) of the Purchase Agreements.

“Patents” means (i) an issued patent or a patent application, (ii) all registrations and recordings thereof, (iii) all continuations and continuations-in-part to an issued patent or patent application, (iv) all divisions, patents of addition, reissues, renewals and extensions of any patent, patent application, continuation or continuation-in-part and (v) all counterparts of any of the above in any jurisdiction.

“Paying Agent” means an office or agency where Notes may be presented for payment, maintained by the Issuer in accordance with Section 2.04(a) of the Indenture.

“Permits” has the meaning set forth in Section 5.30 of the Purchase Agreements.

“Permitted Lien” has the meaning set forth in the Indenture as of the date of the Purchase Agreements.

“Person” means an individual, corporation, partnership, association, limited liability company, unincorporated organization, trust, joint stock company or joint venture, a Governmental Authority or any other entity.

“Placement Agent” means Morgan Stanley & Co. LLC.

Annex A-6

“Plan Assets” has the meaning given to such term by Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor.

“Price” has the meaning set forth in Section 3.1(b) of the Purchase Agreements.

“PTE” means the United States Department of Labor Prohibited Transaction Exemption.

“PTO” means the U.S. Patent and Trademark Office or any successor thereto.

“Purchase Agreement” means this purchase agreement.

“Purchase Agreements” means, collectively, each Purchase Agreement and the Other Agreements.

“Purchase Price” has the meaning set forth in Section 3.1(b) of the Purchase Agreements.

“Purchaser” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“Purchasers” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“QPAM Exemption” means PTE 84-14 (issued December 21, 1982, as subsequently amended).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” has the meaning set forth in Appendix A to the Indenture as of the date of the Purchase Agreements.

“Regulatory Agencies” has the meaning set forth in Section 5.31 of the Purchase Agreements.

“Responsible Officer” means, with respect to the Issuer, any director or officer of the Issuer.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” has the meaning set forth in Appendix A to the Indenture as of the date of the Purchase Agreements.

“Sanctioned Country” has the meaning set forth in Section 5.27 of the Purchase Agreements.

“Sanctions” has the meaning set forth in Section 5.27 of the Purchase Agreements.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Annex A-7

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests in the Notes Collateral as contemplated by the Indenture.

“Similar Law” has the meaning set forth in Section 4.3(b) of the Purchase Agreements.

“Source” has the meaning set forth in Section 4.3(a) of the Purchase Agreements.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, or (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Taxes” means any present or future tax, fee, duty, levy, tariff, impost, assessment or other charge imposed by a Governmental Authority (including penalties, interest and additions to tax applicable thereto).

“Transaction Documents” means the Indenture, the Notes, the Warrants, the Security Documents, the Purchase Agreements, any intercreditor agreement in the form of Exhibit D to the Indenture, and each other agreement pursuant to which the Collateral Agent (or its agent) is granted a Lien to secure the obligations under the Indenture or the Notes.

“Trustee” means U.S. Bank National Association, as trustee under the Indenture.

“Trustee Closing Account” means the account maintained with the Trustee at U.S. Bank National Association, ABA No. 091000022, Account No. 1731 0332 1092, Ref. Aquestive Senior Secured Notes, Attention: Alison D.B. Nadeau.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection, the effect of perfection or non-perfection or the priority of any security interest in any Notes Collateral is governed by the Uniform Commercial Code (or equivalent Law) as in effect in a jurisdiction other than the State of New York, then “UCC” means the Uniform Commercial Code (or equivalent Law) as in effect from time to time in such other jurisdiction for purposes of the provisions relating to such perfection, effect of perfection or non-perfection or priority.

Annex A-8

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“Warrants” means that certain warrant or warrants, dated the Closing Date, executed by the Issuer and acknowledged by the Purchaser named therein, in the form attached as Exhibit A.

Annex A-9